Exhibit 99.1

Nektar Therapeutics Reports Fourth Quarter and Full Year 2025 Financial Results

SAN FRANCISCO, Mar 12, 2026 /PRNewswire/ -- Nektar Therapeutics (Nasdaq: NKTR) today reported financial results for the fourth quarter ended December 31, 2025.

Cash and investments in marketable securities on December 31, 2025 were $245.8 million as compared to $269.1 million on December 31, 2024. Cash and investments at December 31, 2025 excludes net proceeds of approximately $432 million from the $460 million secondary offering completed by the Company in February 2026, and also excludes net proceeds of $44 million from sales of shares in February and March 2026 under the Company’s existing $110 million at-the-market offering facility that was established in November 2025.

“2025 was a pivotal year for Nektar as we saw successful and transformative Phase 2 data readouts for rezpegaldesleukin,” said Howard W. Robin, President and CEO of Nektar. “The data highlighted the promise and differentiation of our novel Treg mechanism in two inflammatory dermatological disease settings of atopic dermatitis and alopecia areata. In early 2026, we reported the 52-week treatment data for rezpegaldesleukin. These data provide hope that complete clearance of disease could be possible for patients with monthly and quarterly maintenance dosing of rezpegaldesleukin. With our strengthened financial position following the recent financing, we look forward to initiating our Phase 3 program in atopic dermatitis in June of this year, while we continue to advance our earlier TNFR2 agonist antibody and bispecific program toward the clinic.”

Summary of Financial Results

Revenue in the fourth quarter of 2025 was $21.8 million as compared to $29.2 million in the fourth quarter of 2024. Revenue for the full year of 2025 was $55.2 million compared to $98.4 million in 2024. Revenue primarily decreased year over year because we no longer recognize product sales due to the December 2024 sale of the Huntsville manufacturing facility, as well as a decrease in non-cash royalty revenue.

Total operating costs and expenses in the fourth quarter of 2025 were $49.5 million as compared to $14.8 million in the fourth quarter of 2024. Total operating costs and expenses for 2025 were $195.3 million compared to $203.6 million in 2024. In the fourth quarter of 2024, we recorded a one-time $40.4 million gain from the sale of the Huntsville manufacturing facility. Excluding this gain, operating expenses for the fourth quarter and full year of 2025 decreased due to the elimination of cost of goods sold following the sale of the Huntsville manufacturing facility.

R&D expense in the fourth quarter of 2025 was $29.7 million as compared to $28.7 million for the fourth quarter of 2024. For the full year of 2025, R&D expense was $117.3 million compared to $120.9 million in 2024. R&D expense decreased for full year of 2025 primarily due to a decrease in expense for the development of NKTR-255, partially offset by an increase in expense for the development of rezpegaldesleukin.

G&A expense was $11.2 million in the fourth quarter of 2025 as compared to $17.1 million in the fourth quarter of 2024. G&A expense was $68.7 million for 2025 compared to $76.8 million in 2024. G&A expense decreased for both the fourth quarter and the full year of 2025 due to decreases in facilities and stock-based compensation expenses.

Non-cash restructuring and impairment charges were $8.6 million in the fourth quarter of 2025 and $9.3 million for the full year of 2025, as compared to $1.4 million in the fourth quarter of 2024 and $15.7 million in the full year of 2024. These non-cash charges are related to the declining San Francisco commercial real estate market and real estate lease obligations held by Nektar.

In the first quarter of 2025, we began accounting for our investment in the new portfolio company, Gannet BioChem, under the equity method of accounting which calculates our gain or loss based on the change in our share of Gannet BioChem’s equity each quarter. This resulted in non-cash losses from the equity method investment of $1.3 million in the fourth quarter of 2025 and $8.7 million for the full year of 2025.

Net loss for the fourth quarter of 2025 was $36.1 million or $1.78 basic and diluted net loss per share as compared to net income of $7.3 million or $0.521 basic and diluted earnings per share in the fourth quarter of 2024. Net loss for 2025 was $164.1 million or $9.73 basic and diluted loss per share compared to a net loss of $119.0 million or $8.681 basic and diluted net loss per share in 2024. Excluding the $8.7 million non-cash loss from our equity method investment in Gannet BioChem, and the $9.3 million restructuring and impairment charges, net loss, on a non-GAAP basis, for the full year of 2025 was $146.0 million or $8.66 basic and diluted net loss per share.

Recent Business Highlights

●	In February 2026, Nektar established a Research Collaboration with UCSF and Dr. Stephen Hauser for NKTR-0165, a tumor necrosis factor receptor 2 (TNFR2) antibody, in multiple sclerosis.

●	In February 2026, Nektar announced the successful closing of a public offering of its common stock, including the full exercise of underwriters’ option to purchase additional shares, raising $460 million in gross proceeds.

●	In February 2026, Nektar presented new maintenance data from the REZOLVE-AD Phase 2b Study in atopic dermatitis, demonstrating durable and new responses with rezpegaldesleukin across key disease measurements with both monthly and quarterly dosing.

●	In December 2025, Nektar announced topline results from the 36-week induction treatment period of the REZOLVE-AA Phase 2b Study, establishing proof-of-concept of rezpegaldesleukin in patients with severe-to-very-severe alopecia areata.

●	In November 2025, Nektar presented a late-breaking oral abstract titled “Rezpegaldesleukin, Novel Treg-Inducing Therapy, Demonstrates Efficacy in Atopic Dermatitis and Asthma in Phase 2b Trial” at the American College of Allergy, Asthma and Immunology’s 2025 Annual Scientific Meeting (ACAAI), highlighting statistically significant improvements across key efficacy endpoints in atopic dermatitis and supportive findings in patients with comorbid asthma.

1	The per share amounts have been retrospectively adjusted to reflect a one-for-fifteen reverse stock split completed on June 8, 2025.

Upcoming Milestones

●	Data from the 36-week treatment period of the REZOLVE-AA study in patients with alopecia areata were accepted for a presentation in a late-breaking oral session at the American Academy of Dermatology (AAD) 2026 Annual Meeting to be held March 27-31, 2026, in Denver, CO.

●	Topline data to be reported from the blinded 16-week treatment extension period in the Phase 2b REZOLVE-AA study of rezpegaldesleukin in alopecia areata in April 2026. (The Company will enter a quiet period beginning April 1, 2026 and continuing until the public announcement of these data.)

●	Commencement of the Phase 3 studies for rezpegaldesleukin in patients with moderate-to-severe atopic dermatitis in Q2 2026.

●	Presentation of 36-week maintenance data from the Phase 2b REZOLVE-AD study of rezpegaldesleukin in moderate-to-severe atopic dermatitis at a medical conference in second half of 2026.

●	Topline data to be reported from the 24-week off-treatment period in REZOLVE-AA in Q4 2026.

●	Topline data to be reported from the 52-week off-treatment period in REZOLVE-AD in Q1 2027.

●	Initial data from TrialNet-sponsored Phase 2 study of rezpegaldesleukin in Stage 3 New Onset Type 1 Diabetes to be reported in 2027.

●	Preclinical data presentation from the NKTR-0165 (TNFR2 agonist antibody) program to be presented at a scientific conference in second half of 2026.

Conference Call to Discuss Fourth Quarter 2025 Financial Results

Nektar management will host a conference call to review the results beginning at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time on March 12, 2026.

This press release and live audio-only webcast of the conference call can be accessed through a link that is posted on the Home Page and Investors section of the Nektar website: https://ir.nektar.com/. The web broadcast of the conference call will be available for replay through June 12, 2026.

To access the conference call by phone, please pre-register at Nektar Earnings Call Registration. All registrants will receive dial-in information and a PIN allowing them to access the live call.

About Nektar Therapeutics

Nektar Therapeutics is a clinical-stage biotechnology company focused on developing treatments that address the underlying immunological dysfunction in autoimmune and chronic inflammatory diseases. Nektar’s lead product candidate, rezpegaldesleukin (REZPEG, or NKTR-358), is a novel, first-in-class regulatory T cell stimulator being evaluated in two Phase 2b clinical trials, one in atopic dermatitis, one in alopecia areata, and in one Phase 2 clinical trial in Type 1 diabetes mellitus. Nektar’s pipeline also includes a preclinical bivalent tumor necrosis factor receptor type II (TNFR2) antibody and bispecific programs, NKTR-0165 and NKTR-0166, and a modified hematopoietic colony stimulating factor (CSF) protein, NKTR-422. Nektar, together with various partners, is also evaluating NKTR-255, an investigational IL-15 receptor agonist designed to boost the immune system’s natural ability to fight cancer, in several ongoing clinical trials.

Nektar is headquartered in San Francisco, California. For further information, visit www.nektar.com and follow us on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements which can be identified by words such as: “will,” “develop,” “potential,” “evaluate,” “target,” “address,” “may,” “initiate” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding the therapeutic potential of, and future development plans for, rezpegaldesleukin, NKTR-0165, NKTR-0166, NKTR-422, and NKTR-255. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others: (i) our statements regarding the therapeutic potential of rezpegaldesleukin, NKTR-0165, NKTR-0166, NKTR-422 and NKTR-255 are based on preclinical and clinical findings and observations and are subject to change as research and development continue; (ii) rezpegaldesleukin, NKTR-0165, NKTR-0166, NKTR-422 and NKTR-255 are investigational agents and continued research and development for these drug candidates is subject to substantial risks, including negative safety and efficacy findings in future clinical studies (notwithstanding positive findings in earlier preclinical and clinical studies); (iii) rezpegaldesleukin, NKTR-0165, NKTR-0166, NKTR-422 and NKTR-255 are in clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval; (iv) data reported from ongoing clinical trials are necessarily interim data only and the final results will change based on continuing observations; (v) the timing of the commencement or end of clinical trials and the availability of clinical data may be delayed or unsuccessful due to regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes, competitive factors, or delay or failure in ultimately obtaining regulatory approval in one or more important markets; (vi) a Fast Track designation does not increase the likelihood that rezpegaldesleukin will receive marketing approval in the United States; (vii) patents may not issue from our patent applications for our drug candidates, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; and (viii) certain other important risks and uncertainties set forth in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2025. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

For Investors:

Vivian Wu

VWu@nektar.com

Corey Davis, Ph.D.
LifeSci Advisors, LLC

cdavis@lifesciadvisors.com

212-915-2577

For Media:

Jonathan Pappas
LifeSci Communications
857-205-4403
jpappas@lifescicomms.com

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2025	December 31, 2024(1)(2)
ASSETS
Current assets:
Cash and cash equivalents	$15,116	$44,252
Short-term investments	230,636	210,974
Other current assets	20,514	6,066
Total current assets	266,266	261,292

Long-term investments	-	13,869
Property and equipment, net	2,060	3,411
Operating lease right-of-use assets	2,941	8,413
Equity method investment in Gannet BioChem	3,491	12,218
Other assets	5,648	4,647
Total assets	$280,406	$303,850

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	10,770	11,560
Accrued expenses	22,271	29,972
Operating lease liabilities, current portion	20,495	19,868
Total current liabilities	53,536	61,400

Operating lease liabilities, less current portion	65,256	82,696
Liabilities related to the sales of future royalties, net	63,157	91,776
Other long-term liabilities	8,625	7,241
Total liabilities	190,574	243,113

Commitments and contingencies

Stockholders’ equity:
Preferred stock	-	-
Common stock	2	1
Capital in excess of par value	3,850,099	3,659,885
Treasury stock	-	(3,000)
Accumulated other comprehensive income (loss)	17	61
Accumulated deficit	(3,760,286)	(3,596,210)
Total stockholders’ equity	89,832	60,737
Total liabilities and stockholders’ equity	$280,406	$303,850

(1)	The consolidated balance sheet at December 31, 2024 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements.

(2)	All share and per share amounts have been retrospectively adjusted to reflect a one-for-fifteen reverse stock split

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share information)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024(2)	2025	2024(2)

Revenue:
Product sales	$-	$12,874	$-	$33,563
Non-cash royalty revenue related to the sales of future royalties	21,807	16,238	54,932	64,267
License, collaboration and other revenue	-	63	300	597
Total revenue	21,807	29,175	55,232	98,427

Operating costs and expenses:
Cost of goods sold	-	7,978	-	30,686
Research and development	29,712	28,744	117,330	120,908
General and administrative	11,185	17,135	68,673	76,751
Restructuring and impairment	8,575	1,360	9,331	15,670
Gain on sale of the Huntsville manufacturing facility	-	(40,390)	-	(40,390)
Total operating costs and expenses	49,472	14,827	195,334	203,625
Income/(Loss) from operations	(27,665)	14,348	(140,102)	(105,198)

Non-operating income (expense):
Non-cash interest expense on liabilities related to the sales of future royalties	(9,769)	(10,153)	(26,184)	(28,112)
Interest income	2,776	2,942	10,438	14,500
Other income (expense), net	(44)	(135)	361	(390)
Total non-operating income (expense), net	(7,037)	(7,346)	(15,385)	(14,002)

Income/(Loss) before provision (benefit) for income taxes and equity method investment	(34,702)	7,002	(155,487)	(119,200)

Provision (benefit) for income taxes	31	(259)	(138)	(239)
Income/(loss) before equity method investment	(34,733)	7,261	(155,349)	(118,961)

Loss from equity method investment	(1,346)	-	(8,727)	-
Net Income/(loss)	$(36,079)	$7,261	$(164,076)	$(118,961)

Basic and diluted earnings/(net loss) per share	$(1.78)	$0.52	$(9.73)	$(8.68)

Weighted average shares outstanding used in computing net loss per share
Basic	20,296,885	13,983,300	16,870,930	13,710,775
Diluted	20,296,885	14,043,048	16,870,930	13,710,775

(2)	All share and per share amounts have been retrospectively adjusted to reflect a one-for-fifteen reverse stock split